FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102

THOMAS J. KENAN                                           TELEPHONE 405-235-2575
Of Counsel                                                FACSIMILE 405-232-8384
                                                        E-MAIL kenan@ftpslaw.com


                                  May 10, 2000








Michael Huemmer, President
Starfest, Inc.
9494 East Redfield Road, #1136
Scottsdale, AZ 85260

                                    Re:     Starfest, Inc.

Dear Mr. Huemmer:

I have reviewed the Form S-4 Registration Statement of Starfest, Inc. and am of the opinion that the securities being registered on the Form S-4, when issued, will have been legally issued, fully paid and will be non-assessable.

                                   Sincerely,


                                            /s/ Thomas J. Kenan
                                            ------------------------------------
                                            Thomas J. Kenan

TJK:sa


                                                                       Exhibit 5